UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  March 23, 2015

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1291 Galleria Drive, Suite 200

Henderson, NV 89014

(Address of principal executive offices) (Zip Code)

702-818-9011

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2015 National Scientific Corporation (the “Company”), filed an amendment to its Articles of Incorporation (the “Amended Certificate”) with the Texas Secretary of State to change the Company’s corporate name from National Scientific Corporation to Cipherloc Corporation. The name change effected by the Amended Certificate was effective as of March 23, 2015.

The Company’s Board of Directors had previously adopted and stockholders holding a majority of the Company’s outstanding voting shares had approved the name change by written consent. The Company has notified the Financial Industry Regulatory Authority (FINRA) of its name change and has received FINRA’s approval for a new trading symbol CLOK reflecting its new name. The name change and the 1-100 reverse split was announced 3/20/15 on our Daily List.

Item 8.01 Other Events.

As disclosed in our definitive Information Statement on Schedule 14C as filed with the Securities and Exchange Commission on September 12, 2014, the board of directors and majority stockholder of our company approved a Certificate of Amendment to our Certificate of Incorporation to: effect a reverse stock split of our outstanding common stock on the basis of one for one hundred (1:100); change the name from National Scientific Corporation to Cipherloc Corporation

The effective date of this action is March 23, 2015. Our CUSIP number will change to 17253H100. The name change/reverse split will take effect at the open of business 3/23/2015. The new symbol will be CLOKD. The “D” will be removed in 20 business days and the symbol will change to CLOK.

As a result of the reverse stock split, each 100 shares of our common stock issued and outstanding, immediately prior to the effective date of the reverse stock split becomes one share of our common stock on the effective date of the reverse stock split. No fractional shares of common stock will be issued to any shareholder in connection with the reverse stock split and all fractional shares which might otherwise be issuable as a result of the reverse stock split will be rounded up to the nearest whole share.

After the effective date of the reverse stock split, each certificate representing shares of pre-reverse stock split common stock will be deemed to represent 1/100th of a share of our post-reverse stock split common stock, subject to rounding for fractional shares, and the records of our transfer agent, Pacific Stock Transfer Co., Inc., will be adjusted to give effect to the reverse stock split. Following the effective date of the reverse stock split, the share certificates representing the pre-reverse stock split common stock in our former name will continue to be valid for the appropriate number of shares of post-reverse stock split common stock, adjusted for rounding, in our new name. Certificates representing shares of the post-reverse stock split under our new name will be issued in due course as certificates for pre-reverse stock split common shares are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

Item 9.01 Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: March 23, 2015	Cipherloc Corporation By: /s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer) and Director